UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 13, 2017, CommScope Technologies LLC (the “Issuer”), a wholly owned subsidiary of CommScope Holding Company, Inc., issued $750 million in aggregate principal amount of 5.000% senior unsecured notes due 2027 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 13, 2017, among the Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “Indenture”). The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act.

The Issuer used the net proceeds of the offering of the Notes, together with cash on hand, to (i) redeem and retire the $500 million in outstanding aggregate principal amount of 4.375% senior secured notes due 2020 issued by CommScope, Inc. (the “Company”), and satisfy and discharge the related indenture, (ii) repay a portion of the outstanding borrowings under the Company’s senior secured term loan facility and (iii) pay fees and expenses related to the foregoing.

Optional Redemption Provisions and Repurchase Rights

At any time, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuer’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning March 15, 2022, the Issuer may redeem the Notes, at its option, in whole or in part, at any time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 2.500% to 0%) depending on the year of redemption.

In addition, at any time prior to March 15, 2020, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.000% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Company or any direct or indirect parent of the Company.

Subject to certain exceptions, the holders of the Notes will also have the right to require the Issuer to repurchase their Notes upon the occurrence of a change in control, as defined in the Indenture, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. The Issuer or a third party has the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control.

In addition, if the Company or any of its restricted subsidiaries sells assets, under certain circumstances, the Issuer will be required to use the net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the repurchase date.

Ranking

The Notes are guaranteed on a senior unsecured basis by the Company and each of its existing and future wholly owned domestic restricted subsidiaries, subject to certain exceptions, but are not guaranteed by CommScope Holding Company, Inc. Under the terms of the Indenture, the Notes and the related guarantees are the Issuer’s and the guarantors’ senior unsecured obligations and rank equally in right of payment with the existing and future senior indebtedness of such entities, including the Company’s senior secured credit facilities, the Issuer’s $1.5 billion in aggregate principal amount outstanding of 6.000% senior notes due 2025, the Company’s $650 million in aggregate principal amount outstanding of 5.000% senior notes due 2021 and the Company’s $650 million in aggregate principal amount outstanding of 5.500% senior notes due 2024. The Notes and the related guarantees are effectively subordinated to all of the Issuer’s and the guarantors’ existing and future secured indebtedness, including the Company’s senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to all existing and future liabilities (including trade payables) of each of the Company’s existing and future non-guarantor subsidiaries, including indebtedness incurred by certain of the Company’s non-U.S. subsidiaries under the Company’s revolving credit facility.

Restrictive Covenants

The Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional indebtedness or guarantee indebtedness; (ii) pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell or otherwise dispose of assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell all or substantially all assets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits,

(d) Exhibits

Exhibit
4.1	Indenture, dated as of March 13, 2017, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee (including form of Note).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

Date: March 13, 2017	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
4.1	Indenture, dated as of March 13, 2017, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee (including form of Note).